CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ADMINISTRATIVE SERVICE AGREEMENT

This Administrative Service Agreement (the “Agreement”), effective January 11, 2010, is made by and between Nationwide Financial Services, Inc. (“NFS”) and ProFunds (the “Trust”), for itself and on behalf of its series set forth on Exhibit A, which may be amended from time to time (each, a “Fund” and together, the “Funds”);

WHEREAS, NFS or its designee provide certain administrative services to the owners of certain variable annuity contracts and/or variable life insurance policies (collectively, the “Variable Products”) issued by Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company of America and/or Nationwide Life and Annuity Company of America (collectively, “Nationwide”) through certain Nationwide Variable Accounts; and

WHEREAS, the Funds will be included as underlying investment options for the Variable Products issued by Nationwide through the Variable Accounts pursuant to a Fund Participation Agreement previously or contemporaneously entered into by Nationwide and the distributor of the Funds’ shares; and

WHEREAS, the Trust recognizes substantial savings of administrative expenses as a result of NFS or its subsidiaries performing certain administrative services (“Services”) on behalf of the Funds; and

NOW, THEREFORE, NFS and the Trust, in consideration of the undertaking described herein, agree that the Funds will be available as underlying investment options in the Variable Products issued by Nationwide, subject to the following:

1.

NFS or its designee agrees to provide Services for the contract owners of the Variable Products who choose the Funds as underlying investment options. Such Services will include those described on Exhibit B.

2.

In consideration for the Services to be provided by NFS to the Variable Products pursuant to this Agreement, the Trust will calculate and pay NFS a fee (“Service Fee”) at an annualized rate equal to the rates shown on Exhibit A of the average daily net assets of each Fund held by the Variable Accounts during the period in which they were earned. The Service Fee shall be the sum of the 12b-1 Fee and Administrative Fee.

3.

The Service Fees will be paid to NFS as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The Service Fees will be paid on a quarterly or monthly basis.

4.

NFS and the Trust agree that the Service Fee described in this Agreement is for administrative and distribution services only and does not constitute payment in any manner for investment advisory services.

5.

The parties agree that a Service Fee will be paid to NFS according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Variable Accounts. This provision will survive termination of this Agreement and the termination of the related Fund Participation Agreement(s) with Nationwide.

6.

Either party may terminate this Agreement by at least 90 days’ written notice to the other. In addition, NFS or the Trust may terminate this Agreement immediately upon written notice to the other: (1) if required by any applicable law or regulation; (2) if NFS or the Trust engage in any material breach of this Agreement; or (3) in the event of an assignment as defined by Section 2(a)(4) of the Investment Company Act of 1940. This Agreement will terminate immediately and automatically with respect to Funds held in the Variable Accounts upon the termination of the Fund Participation Agreement which governs a Fund’s inclusion as an underlying investment option in the Variable Products and in such event no notice is required under this Agreement.

7.	Each notice required by this Agreement shall be given by wire and confirmed in writing to:

If to NFS:

Nationwide Financial

One Nationwide Plaza, 2-02-18

Columbus, Ohio 43215

Attention: Associate Vice President, NIA Operations and Third Party Relations

If to the Trust:

ProFunds Distributors, Inc.

7501 Wisconsin Avenue

Suite 1000 – East Tower

Bethesda, MD 20814

Attn: General Counsel

9.

This Agreement shall be construed and the provisions hereof interpreted in accordance with the laws of Delaware. This Agreement shall be subject to the provisions of the federal securities statutes, rules and regulations, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof, unless otherwise defined, shall be interpreted and construed in accordance therewith.

10.

Each of the parties to this Agreement acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements or arrangements with other entities.

11.	Each of the parties to this Agreement may disclose the annual fees payable to Nationwide under this Agreement as set forth in Exhibit A.

12.

This Agreement may not be assigned unless agreed to by the parties in writing, except that it shall be assigned automatically to any successor either party, and any such successor shall be bound by the terms of this Agreement.

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ Steven D. Pierce
Name:	Steven D. Pierce
Title:	Associate Vice President, NIA Operations and Third Party Relations

PROFUNDS, FOR ITSELF AND ON BEHALF OF THE FUNDS LISTED ON EXHIBIT A

By:	/s/ Louis M. Mayberg
Name:	Louis M. Mayberg
Title:	President

EXHIBIT A

TO ADMINISTRATIVE SERVICE AGREEMENT

The Service Fee shall be the sum of the 12b-1 Fee and Administrative Fee.

Fund	12b-1 Fee	Administrative Fee	Service Fee
ProFunds VP Bull	[***]	[***]	[***]
ProFunds VP Bear	[***]	[***]	[***]
ProFunds VP Europe 30	[***]	[***]	[***]
ProFunds VP Japan	[***]	[***]	[***]
ProFunds VP Oil & Gas	[***]	[***]	[***]
ProFunds VP Asia 30	[***]	[***]	[***]
ProFunds VP U.S. Government Plus	[***]	[***]	[***]
ProFunds VP Rising Rates Opportunity	[***]	[***]	[***]
ProFunds VP Access High Yield	[***]	[***]	[***]
ProFunds VP International	[***]	[***]	[***]
ProFunds VP Short International	[***]	[***]	[***]
ProFunds VP Emerging Markets	[***]	[***]	[***]
ProFunds VP Short Emerging Markets	[***]	[***]	[***]
ProFunds VP UltraNASDAQ-100	[***]	[***]	[***]
ProFunds VP UltraShort NASDAQ-100	[***]	[***]	[***]
ProFunds VP NASDAQ-100	[***]	[***]	[***]
ProFunds VP Short NASDAQ-100	[***]	[***]	[***]

EXHIBIT B

TO ADMINISTRATIVE SERVICE AGREEMENT

Services Provided by NFS

Pursuant to the Agreement, NFS shall perform all administrative and shareholder services with respect to the Variable Products, including but not limited to, the following:

1.

Maintaining separate records for each contract owner, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such contract owners. NFS will maintain a single master account with each Fund on behalf of contract owners and such account shall be in the name of NFS (or its designee) as record owner of shares owned by contract owners.

2.	Disbursing or crediting to contract owners all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.

Preparing and transmitting to contract owners, as required by law, periodic statements showing the total number of shares owned by contract owners as of the statement closing date, purchases and redemptions of Fund shares by the contract owners during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by contract owners.

4.	Supporting and responding to service inquiries from contract owners.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for contract owners.

6.	Generating written confirmations and quarterly statements to Contract owners/participants.

7.

Distributing to contract owners, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.	Transmitting purchase and redemption orders to the Funds on behalf of the contract owners.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO

ADMINISTRATIVE SERVICE AGREEMENT

This First Amendment (“Amendment”) dated as of February 15, 2011 to the Administrative Service Agreement (the “Agreement”), dated as of January 11, 2010, is made by and between Nationwide Financial Services, Inc. (“NFS”) and ProFunds (the “Trust”), for itself and on behalf of its series set forth on Exhibit A, which may be amended from time to time (each, a “Fund” and together, the “Funds”);

WHEREAS, Nationwide and the Trust mutually desire to update the Agreement’s Notice section and Exhibit A; and

NOW, THEREFORE, NFS and the Trust, in consideration of the undertaking described herein, agree that the Funds will be available as underlying investment options in the Variable Products issued by Nationwide, subject to the following:

1.	The Notice section of the Agreement is hereby updated with the following information for Nationwide:

Nationwide Financial

One Nationwide Plaza, 1-12-101

Columbus, Ohio 43215

Attention: Associate Vice President, NIA Operations and Third Party Relations

2.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.	PROFUNDS, FOR ITSELF AND ON BEHALF OF THE FUNDS LISTED ON EXHIBIT A

/s/ Steven D. Pierce	/s/ Louis M. Mayberg
Name: Steven D. Pierce	Name: Louis M. Mayberg
Title: Associate Vice President, NIA Operations and Third Party Relations	Title: President

EXHIBIT A

TO ADMINISTRATIVE SERVICE AGREEMENT

The Service Fee shall be the sum of the 12b-1 Fee and Administrative Fee.

Fund	12b-1 Fee	Administrative Fee	Service Fee
ProFunds VP Bull	[***]	[***]	[***]
ProFunds VP Bear	[***]	[***]	[***]
ProFunds VP Europe 30	[***]	[***]	[***]
ProFunds VP Japan	[***]	[***]	[***]
ProFunds VP Oil & Gas	[***]	[***]	[***]
ProFunds VP Asia 30	[***]	[***]	[***]
ProFunds VP U.S. Government Plus	[***]	[***]	[***]
ProFunds VP Rising Rates Opportunity	[***]	[***]	[***]
ProFunds VP Access High Yield	[***]	[***]	[***]
ProFunds VP International	[***]	[***]	[***]
ProFunds VP Short International	[***]	[***]	[***]
ProFunds VP Emerging Markets	[***]	[***]	[***]
ProFunds VP Short Emerging Markets	[***]	[***]	[***]
ProFunds VP UltraNASDAQ-100	[***]	[***]	[***]
ProFunds VP UltraShort NASDAQ-100	[***]	[***]	[***]
ProFunds VP NASDAQ-100	[***]	[***]	[***]
ProFunds VP Short NASDAQ-100	[***]	[***]	[***]
ProFunds VP Banks	[***]	[***]	[***]
ProFunds VP Biotechnology	[***]	[***]	[***]
ProFunds VP Basic Materials	[***]	[***]	[***]
ProFunds VP Consumer Goods	[***]	[***]	[***]
ProFunds VP Consumer Services	[***]	[***]	[***]
ProFunds VP Financials	[***]	[***]	[***]
ProFunds VP Health Care	[***]	[***]	[***]
ProFunds VP Industrials	[***]	[***]	[***]
ProFunds VP Internet	[***]	[***]	[***]
ProFunds VP Pharmaceuticals	[***]	[***]	[***]
ProFunds VP Precious Metals	[***]	[***]	[***]
ProFunds VP Real Estate	[***]	[***]	[***]
ProFunds VP Semiconductor	[***]	[***]	[***]
ProFunds VP Technology	[***]	[***]	[***]
ProFunds VP Telecommunications	[***]	[***]	[***]
ProFunds VP Utilities	[***]	[***]	[***]